Exhibit 10.8

ENLINK MIDSTREAM GP, LLC

LONG-TERM INCENTIVE PLAN

(As Amended and Restated on March 7, 2014)

Section 1.                                          Purpose of the Plan.

The EnLink Midstream GP, LLC Long-Term Incentive Plan (the “Plan”) (previously known as the Crosstex Energy GP, LLC Long-Term Incentive Plan (the “Prior Plan”)) is intended to promote the interests of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), by providing to employees, consultants and independent contractors of EnLink Midstream GP, LLC (the “Company”) and its Affiliates and non-employee directors of the Company, who perform services for the Partnership, incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

Section 2.                                          Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option or Restricted Incentive Unit granted under the Plan, and shall include any tandem DERs granted with respect to an Award of Restricted Incentive Units, it being understood that tandem DERs shall not be granted with respect to an Award of Options. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, restriction and/or limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise provided in an Award Agreement, (i) Participant has failed to perform the duties assigned to him and such failure has continued for thirty (30) days following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company, or (v) Participant has breached any obligation under the Plan or Award Agreement.

“Change of Control” means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction the result of which is that any Person (other than EnLink Midstream, LLC, the Partnership or any of their subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the outstanding equity interests of the continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company’s or the Partnership’s assets; or (c) a change in the composition of the Board as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 12 months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

“Consultant” means an individual performing direct consulting or other contracting services for the Company or an Affiliate, in each case as determined by the Committee, and who is treated for tax purposes as an independent contractor at the time of performance of the services.

“Distribution Equivalent Right” or “DER” means a contingent right, granted in tandem with a specific Restricted Incentive Unit under Section 6(b)(i) to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Restricted Incentive Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means the date of amendment and restatement of this Plan first set forth above.

“Employee” means any employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in accordance with Section 409A of the Code, as applicable.

“Option” means an option to purchase Units granted under the Plan.

“Outside Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

“Participant” means any Employee, Consultant or Outside Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan” means this EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended from time to time.

“Restricted Incentive Unit” means an Award that is valued by reference to a Unit, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Units, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose.

“Restriction Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by or payable to the Participant.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder.

“Unit” means a Common Unit of the Partnership or any other securities or other consideration into which a Common Unit of the Partnership is converted pursuant to any capital reorganization, recapitalization, merger or other similar transaction.

Section 3.                                          Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company (provided the Chief Executive Officer is a member of the Board), subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to himself, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan (including any Award Agreement); (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

Section 4.                                          Units.

(a)                                 Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Restricted Incentive Units and Options may be granted under the Plan is 9,070,000.  If any Option or Restricted Incentive Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Options or Restricted Incentive Units may be granted, as the case may be.

(b)                                 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)                                  Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any outstanding Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

Section 5.                                          Eligibility.

Any Employee or Consultant, who performs services for the benefit of the Partnership, or Outside Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6.                                          Awards.

(a)                                 Options. The Committee shall have the authority to determine the Employees, Consultants and Outside Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and shall be no less than the Fair Market Value of a Unit as of the date of grant.

(ii)                                  Time and Method of Exercise. The Committee shall determine the Restriction Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which unless otherwise prohibited by applicable law, may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, by withholding from the issuance under the Option Units otherwise deliverable thereunder, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.  The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the Plan or applicable law.

(iii)                               Term. Subject to earlier termination as provided in the Award Agreement or the Plan, each Option shall expire on the tenth anniversary of its date of grant.

(iv)                              Forfeiture. Each Award Agreement embodying the Award of an Option shall set forth the extent to which Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company.  Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(v)                                 Option Exchanges. Subject to Section 409A and notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company as provided in Section 4(c) of the Plan (including, without limitation, any distribution, Unit split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without unitholder approval.

(b)                                 Restricted Incentive Units. The Committee shall have the authority to determine the Employees, Consultants and Outside Directors to whom Restricted Incentive Units shall be granted, the number of Restricted Incentive Units to be granted to each such Participant, the Restriction Period, the conditions under which the Restricted Incentive Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Incentive Units.

(i)                                     DERs.  Unless otherwise determined by the Committee and specified in the Award Agreement, DERs if granted on the specified number of Units covered by an Award of Restricted Incentive Units, shall, as specified in the Award Agreement, be either (a) paid with respect to such Restricted Incentive Units on the distribution date in cash or in unrestricted Units having a Fair Market Value equal to the amount of such distribution, or (b) deferred with respect to such Restricted Incentive Units and the amount or value thereof may automatically be deemed reinvested in additional Restricted Incentive Units and paid at the time payment is made with respect to such Award of Restricted Incentive Units.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

(ii)                                  Forfeiture. Except as otherwise provided in the terms of the Restricted Incentive Units Award Agreement, upon termination of a Participant’s employment or service with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restriction Period, all Restricted Incentive Units shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Incentive Units.

(iii)                               Lapse of Restrictions. Upon or following the vesting of each Restricted Incentive Unit, the Participant shall be entitled to receive one Unit, subject to the provisions of Section 8(b).

(c)                                  General.

(i)                                     Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)                                  Limits on Transfer of Awards.

(A)                               Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, or authorize all or a portion of an Option to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant of the Participant or employee of the Company), a trust in which any of the foregoing individuals have more than 50% of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than 50% of the voting interests (collectively, “Permitted Transferees”); provided further that, (1) there may be no consideration for any such transfer and (2) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.  Award Agreements evidencing Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6(c)(ii)(A).

(B)                               Domestic Relations Orders.  An Option, Restricted Incentive Unit or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(C)                               Other Transfers.  Except as expressly permitted by Sections 6(c)(ii)(A) and (B), Awards shall not be transferable other than by will or the laws of descent and distribution.

(D)                               Effect of Transfer.  Following the transfer of any Award as contemplated by Sections 6(c)(ii)(A), (B), and (C), (1) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order described in Section 6(c)(ii)(B), or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the exercise of the transferred Award in accordance with the terms of this Plan and applicable law and (2) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(E)                                Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Sections 6(c)(ii)(A), (B), or (C) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (1) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (2) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(F)                                 Registration.  To the extent the issuance to any Permitted Transferee of any Units issuable pursuant to Awards transferred as permitted in this Section 6(c)(ii) is not registered pursuant to the effective registration statement of the Company generally covering the Units to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Units to any such transferee.

(iii)                               Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)                              Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)                                 Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines.

(vi)                              Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement

(including, without limitation, any exercise price or tax withholding) is received by the Company.  Unless otherwise prohibited by applicable law, such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

(vii)                           Change of Control.  Any Award Agreement hereunder may, in the discretion of the Committee, provide for the circumstances and manner in which, if at all, vesting provisions or performance conditions thereunder would be affected by a Change of Control, or such event related to a Change of Control as may be established by the Committee.

(A)                               In the case of an Option granted after the Effective Date or not otherwise exercised upon a Change of Control,  upon a Change of Control, and except as otherwise provided in the Award Agreement for such Option, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives with respect to Options, which may vary among individual holders: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate; (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash (or other consideration including securities or other property) per Unit equal to the excess, if any, of the Change of Control Price (as defined below) of the Units subject to such Options over the exercise price(s) under such Options for such Units (except that to the extent the exercise price under any such Option is equal to or exceeds the Change of Control Price, in which case no amount shall be payable with respect to such Option); or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Options such that the holder of the Option shall be entitled to purchase or receive (in lieu of the total number of Units as to which an Option is exercisable (the “Total Units”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Option (the “Total Consideration”)), the number of units, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change of Control, at an aggregate exercise price equal to the exercise price that would have been payable if the Total Units had been purchased upon the exercise of the Option immediately before the consummation of the Change of Control.  Notwithstanding the foregoing, the provisions of the Prior Plan shall apply to Options granted prior to the Effective Date.

(B)                               The “Change of Control Price” for purposes of the prior paragraph shall equal the amount determined in the following clause (1), (2), (3), (4) or (5), whichever is applicable, as follows:  (1) the price per Unit offered to holders of Units in any merger or consolidation, (2) the per Unit Fair Market Value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the consideration is paid for the assets in the case of a sale of the assets, (3) the amount distributed per Unit in a dissolution transaction, (4) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place, or (5) if such Change of Control occurs other than pursuant to a transaction described in clauses (1), (2), (3), or (4) of this paragraph, the Fair Market Value per Unit that may otherwise be obtained with respect to such Options or to which such Options track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.  In the event that the consideration offered to unitholders of the Company in any transaction described in this Section 6(c)(vii)(B) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(C)                               In the event of a Change of Control or changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and except as otherwise provided for by this Section 6(c)(vii) or in an Award Agreement, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and, if applicable, price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof; provided however, if such Awards are unvested, they may be canceled without consideration.  In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Notwithstanding the foregoing, payment of any Award subject to Section 409A shall not be accelerated upon a Change of Control unless such Change of Control qualifies as a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

Section 7.                                          Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)                                 Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any unitholder, Participant, other holder or beneficiary of an Award, or other Person.

(b)                                 Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c)                                  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 8.                                          General Provisions.

(a)                                 No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)                                 Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes.

(c)                                  Additional Conditions.  Notwithstanding anything in the Plan to the contrary: (i) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant’s employment or service with the Company as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of Section 409A of the Code is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

(e)                                  No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)                                   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(g)                                  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)                                 Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(i)                                     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(j)                                    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k)                                 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l)                                     Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(m)                             Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)                                 Section 409A. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

Section 9.                                          Term of the Plan.

This amendment and restatement of the Plan shall be effective as of the Effective Date and shall continue until the date 10 years following the date (May 9, 2013) of the Plan’s last approval by unitholders of the Partnership, the date terminated by the Board or the date Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.